Exhibit 99

 Family Dollar Reports May Sales and Third Quarter Conference Call Information


     MATTHEWS, N.C.--(BUSINESS WIRE)--June 1, 2006--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended May 27, 2006, increased 10.7% to approximately $489.9 million from $442.5 million for the four weeks ended May 28, 2005. Comparable store sales for the four-week period increased approximately 4.5%. The Company had 6,073 stores as of May 27, 2006, including 30 new stores opened in the fiscal May period.

                                     Comparable   Comparable   Stores
                            Total      Store       Hardline   Softline
                 Sales      Sales      Sales       Sales       Sales
               (millions)   Change     Change    % Change    % Change
             ---------------------------------------------------------
May 2006          $489.9    10.7%       4.5%         6.2%        -1.7%
Third Quarter   $1,569.5     9.9%       3.7%         4.9%        -0.7%
Year-to-date    $4,816.7     9.6%       3.3%         4.7%        -1.9%


     The Company expects that comparable store sales in the five-week period ending July 1, 2006, will increase 4% to 6% from the similar period in the prior fiscal year.

     Cautionary Statements

     Certain statements contained in this press release regarding anticipated comparable store sales in future periods, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events, which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to:

    -- competitive factors and pricing pressures, including energy prices,

    --  changes in economic conditions,

    --  the impact of acts of war or terrorism,

    --  changes in consumer demand and product mix,

    -- adverse weather conditions or natural disasters that may impact sales and/or operations,

    --  the impact of inflation,

    --  merchandise supply and pricing constraints,

    --  success of merchandising and marketing programs,

    --  general transportation or distribution delays,

    --  interruptions of and dependence on imports,

    -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

    -- delays associated with building, opening and operating new distribution facilities,

    -- costs, potential problems and achievement of results associated with the implementation of new programs, systems and technology, including supply chain systems, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals,

    --  other operational difficulties,

    -- changes in food and energy prices and their impact on consumer spending and the Company's costs, and,

    -- changes in the Company's ability to attract and retain employees.

     Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" in "Management's Discussion and Analysis of Financial Condition" in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

     Third Quarter Earnings Conference Call Information

     Family Dollar will announce financial results for the third quarter ended May 27, 2006, on Thursday, June 22, 2006. The Company will host a conference call on June 22, 2006, at 10:00 A.M. ET to discuss the results. If you wish to participate, please call 1-888-324-6992 for domestic USA calls and 210-234-0000 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is "FAMILY DOLLAR" and the meeting leader is Ms. Kiley Rawlins. A replay of the call will be available from 12:00 P.M. ET, June 22, 2006, through 5:00 PM ET, June 29, 2006, by calling 1-800-294-0344 for domestic USA calls and 402-220-9747 for international calls. There will also be a live webcast of the conference call that can be accessed at the following link:

     http://www.familydollar.com/investors.aspx?p=irhome

     A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, June 22, 2006.

     About Family Dollar Stores, Inc.

     With more than 6,000 stores in a 44-state area ranging as far northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.


    CONTACT: Family Dollar Stores, Inc.
             Kiley F. Rawlins, 704-849-7496
             http://www.familydollar.com